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                                           Exhibit 23-a


                  CONSENT OF COUNSEL

     As   Senior   Vice  President-Corporate  Services,
Corporate  Secretary and Chief Legal Officer of  Kansas
City  Power  &  Light  Company,  I  have  reviewed  the
statements  as to matters of law and legal  conclusions
in  the Annual Report on Form 10-K for the fiscal  year
ended   December   31,  1998,  and   consent   to   the
incorporation  by reference of such statements  in  the
Company's   previously-filed  Form   S-3   Registration
Statements  (Registration  No.  33-51799,  Registration
No. 333-17285, and Registration No. 333-18139) and Form
S-8 Registration Statements (Registration No. 33-45618 and Registration No. 333-49353).

                          /s/Jeanie Sell Latz
                             Jeanie Sell Latz

Kansas City, Missouri
March 16, 1999